                                                                      EXHIBIT 23

                     CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following registration statements of our report dated November 9, 2000, with respect to the consolidated financial statements and schedule of Data Research Associates, Inc. and subsidiaries, included in the Annual Report (Form 10-K) for the year ended September 30, 2000.

Form              Registration
Number            Statement
                  Number                    Description
------------------------------------------------------------------------------
Form S-3          333-38585                 Data Research Associates, Inc. Dividend
                                            Reinvestment and Stock Purchase Plan
Form S-8          333-22887                 Data Research Associates, Inc. Director
                                            Stock Option Plan
Form S-8          333-2372                  Data Research Associates, Inc. 1992 Stock
                                            Option Plan
Form S-8          33-51576                  Data Research Associates, Inc. Stock
                                            Purchase Plan
Form S-8          33-61762                  Data Research Associates, Inc. Director
                                            Stock Option Plan, amendment
Form S-8          33-61674                  Data Research Associates, Inc. 1992 Stock
                                            Option Plan, amendment
Form S-8          33-77160                  Data Research Associates, Inc. 401(K)
                                            Profit Sharing Plan


/s/ Ernst & Young, LLP

St. Louis, Missouri
December 11, 2000